CONTACT:
Danny Herron	Annie Leschin
Advanced Energy Industries, Inc.	Advanced Energy Industries, Inc.
970.407.6570	970.407.6555
danny.herron@aei.com	ir@aei.com

ADVANCED ENERGY ANNOUNCES YUVAL WASSERMAN AS PRESIDENT AND CEO
Fort Collins, Colo., September 30, 2014 - Advanced Energy Industries, Inc. (Nasdaq GM: AEIS) today announced the appointment and promotion of company president, Yuval Wasserman, to the position of president and chief executive officer and board member, effective October 1, 2014. Yuval succeeds Garry Rogerson who has been in the role since August 2011.
“Since joining Advanced Energy, Yuval has been instrumental in enabling the company to become one of the most efficient and productive organizations in the industry,” said Dick Beck, Chairman of the Board of Directors. “His passion and decades of management and industry experience have afforded him an unparalleled understanding of the opportunities and challenges Advanced Energy faces. He has earned the respect of the entire organization as well as the Board of Directors, making him ideally suited to lead the company into its next stage of growth and return value to shareholders.”
“Yuval is an outstanding choice to lead the Company forward and ensure a smooth, well-organized transition,” said Garry Rogerson, CEO of Advanced Energy. “Having worked closely with Yuval for the last three years to build a stronger, more focused company, I have seen firsthand his ability to manage a global and diversified business. I am confident that his strong performance as president and his leadership skills will serve our customers and shareholders well.”
“I am honored and excited to lead such a dynamic company driven by a strong sense of commitment to achieve excellence in everything it pursues,” said Yuval Wasserman, “I am very proud of the work we have done as an organization to transform into one of the most competitive power conversion companies in the industry and I plan to capitalize on that success as we focus on achieving the Company’s key objectives.”
A 30 year veteran of semiconductor and electronics industries, Yuval has been with Advanced Energy since August 2007. Having joined as senior vice president of Sales, Marketing & Service, he was promoted several times, most recently to president. Under his leadership during the last four years, the precision power products business has diversified and grown significantly, through a variety of strategic new products and the addition of four acquisitions in the last two years. Previously, Yuval served as president and chief executive officer of Tevet Process Control

Technologies Ltd., a semiconductor metrology company. Prior to that, he held senior executive and management positions at Boxer Cross Inc., a metrology company that was acquired by Applied Materials, Fusion Systems, a plasma strip company that was a division of Axcelis Technologies, and AG Associates, a semiconductor capital equipment company focused on rapid thermal processing. Mr. Wasserman started his career at National Semiconductors where he held various engineering and management positions. He currently serves as a director of Syncroness, Inc. Mr. Wasserman has a Bachelor of Science degree in chemical engineering from Ben Gurion University in Israel, and studied business at the AeA/Stanford University Executive Institute.

About Advanced Energy
Advanced Energy (NASDAQ: AEIS - News) is a global leader in innovative power and control technologies for thin-film manufacturing and high-growth solar-power generation. Advanced Energy is headquartered in Fort Collins, Colorado, with dedicated support and service locations around the world. For more information, go to www.advanced-energy.com.

Forward-Looking Language

Advanced Energy’s expectations with respect to statements that are not historical information are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These include statements regarding the expected future performance of the Company and leadership transition. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks associated with Advanced Energy’s business, industry and stock are described in Advanced Energy's Form 10-K, Forms 10-Q and other reports and statements filed with the Securities and Exchange Commission. These reports and statements are available on the SEC's website at www.sec.gov. Copies may also be obtained from Advanced Energy's website at www.advancedenergy.com or by contacting Advanced Energy's investor relations at 970-407-6555. Forward-looking statements are made and based on information available to the company on the date of this press release. Advanced Energy assumes no obligation to update the information in this press release.